Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”) is entered into as of December 8, 2016 (the “Effective Date”), by and between David Brush (the “Employee”) and CPI Card Group-Colorado, Inc. (the “Company”). Any terms used but not defined herein shall have the same meaning as in that certain Employment and Non-Competition Agreement, effective June 22, 2015, by and between CPI Acquisition, Inc. and the Employee (the “Employment Agreement”).

RECITALS

WHEREAS, the Employee has been employed by the Company as Chief Financial Officer pursuant to the Employment Agreement;

WHEREAS, the Employee will continue to be employed by the Company through December 31, 2016 or such earlier date pursuant to the terms of the Employment Agreement (the “Employment Separation Date”);

WHEREAS, following the Employment Separation Date, the parties have agreed that the Employee shall provide services to the Company solely in a transition and advisory role as a consultant through June 30, 2017; and

WHEREAS, the Employee and the Company desire to amend the Employment Agreement to set forth the terms of the Employee’s employment with the Company from the Effective Date through the Employment Separation Date and the terms of the Employee’s consulting relationship with the Company thereafter.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Company and the Employee agree as follows:

AGREEMENT

1.                                      Amendment. The Employment Agreement is hereby amended as follows:

(a)                                 Section 2.1 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Term. The Company shall employ the Employee, and the Employee shall serve the Company, for a continuous term beginning on June 22, 2015 (the “Effective Date”) and ending on December 31, 2016, unless the Employee’s employment is earlier terminated pursuant to this Agreement (the “Term”).”

(b)                                 The first sentence of each of Sections 2.2(a) and (b) of the Employment Agreement is hereby amended by replacing “The” with “During the Term, the”.

(c)                                  Section 2.2(a) of the Employment Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, in the event that the Company appoints a successor Chief Financial Officer prior to the end of the Term, then the Employee will serve the remainder of the Term as a non-executive employee of the Company, and thereafter, all references in

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this Agreement to “Chief Financial Officer” shall be replaced with “non-executive employee of the Company”.”

(d)                                 The last sentence of Section 2.3(a) of the Employment Agreement is hereby deleted in its entirety.

(e)                                  Section 2.3(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“2016 Incentive Compensation. During the Term, the Employee shall be eligible to participate in the Company’s incentive cash bonus program on the same basis as similarly compensated senior executives of the Company, subject to the terms and conditions thereof. Pursuant to the incentive cash bonus program, the Employee will have the opportunity for an incentive cash bonus with respect to the 2016 calendar year at a target of up to 50% of the Annual Base Salary, depending on performance metrics agreed upon in writing by the CEO and the Compensation Committee (the “2016 Annual Bonus”), with such performance to be determined in good faith by the Compensation Committee. The 2016 Annual Bonus will be paid to the Employee solely in the form of cash, notwithstanding the payment of annual incentives to similarly situated senior executives in cash and/or in other forms. The 2016 Annual Bonus is not guaranteed, and except as otherwise provided in this Agreement, the Employee must be employed by the Company at the close of the 2016 calendar year to be eligible for any such 2016 Annual Bonus. Any 2016 Annual Bonus amount payable under this Section 2.3(b) shall be paid to the Employee by no later than March 31, 2017.”

(f)                                   Section 2.3(c) of the Employment Agreement is hereby deleted in its entirety and replaced with “[Reserved.]”.

(g)                                  The parties hereto agree that this Amendment shall not give rise to “good reason” for termination of employment pursuant to Section 6.1(e) of the Employment Agreement.

(h)                                 Section 6.1(e) of the Employment Agreement is hereby amended by replacing clause (ii) with the following: “(ii) material diminution of his duties, responsibilities, or authority, other than pursuant to the transition of the Employee’s duties from Chief Financial Officer to non-executive employee of the Company prior to the end of the Term, as contemplated by Section 2.2(a) of this Agreement;”.

(i)                                     Section 6.1(f) of the Employment Agreement is hereby deleted in its entirety.

(j)                                    The first sentence of Section 6.2(a) of the Employment Agreement is hereby amended by replacing the beginning of the sentence through the reference to Section 2.1 of the Employment Agreement with the following: “Upon the termination by the Company of the Employee’s employment pursuant to Section 6.1(c),”.

(k)                                 The second sentence of Section 6.2(a) of the Employment Agreement is hereby amended by replacing the beginning of the sentence through the reference to Section 2.1 of the Employment Agreement with the following: “Upon the termination of the Employee’s employment pursuant to Section 6.1(a) or (b) or by the Company pursuant to Section 6.1(d),”.

(l)                                     Section 6.2(b) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

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“Severance Benefits. Upon (i) any termination by the Company of the Employee’s employment pursuant to Section 6.1(d) prior to the end of the Term, (ii) the Employee’s termination of employment for good reason pursuant to Section 6.1(e) prior to the end of the Term, or (iii) termination of the Employee’s employment pursuant to Section 6.1(a) or (b) prior to the end of the Term (each, a “Severance Termination Event”), and the execution and delivery by the Employee or the Employee’s legal representative to the Company of a general release in form and substance satisfactory to the Company in its reasonable discretion, the Company shall pay to the Employee or, in the event of the Employee’s death, the Employee’s designated beneficiary or estate a severance payment calculated by using the Base Salary plus the Employee’s estimated 2016 Annual Bonus amount, as determined by the Board in good faith in accordance with the short term incentive plan design then in effect. The severance payment will be made in equal installments during the Severance Period in a manner consistent with the Company’s usual payroll cycle. Subject to the terms of the applicable plan documents, and in accordance with the Company’s policies applicable to similarly situated employees, medical, prescription drug, dental, vision and health benefits coverage shall be continued on behalf of Employee and his covered dependents until the end of the Severance Period on the same terms as were provided to the Employee by the Company immediately prior to such termination. In the event of a Severance Termination Event, (A) the Employee’s then-unvested restricted shares of common stock of CPI Holdings (the “Restricted Shares”) granted pursuant to that certain Restricted Stock Award Agreement, dated June 22, 2015 (the “Restricted Stock Award Agreement”), shall continue to vest in accordance with the terms set forth in the Restricted Stock Award Agreement during the Severance Period, and (B) the aggregate number of shares or units under any individual time-vesting equity or long-term incentive awards granted under the Company’s incentive plan (“LTI Awards”) held by the Employee will be no less than (without duplication of the prior vesting of any portion of such award) (I) the number of time-vesting LTI Awards granted to the Employee by the Company multiplied by (II) a fraction, (x) the numerator of which is the number of days that the Employee was employed by the Company from the date the LTI Awards were granted to the date of the Employee’s termination and (y) the denominator of which is the total number of days that represents the full vesting period in the aggregate with respect to such time-vesting LTI Award.  The parties hereto agree that if any award agreement with respect to such time-vesting LTI Award shall provide terms that are more favorable than as set forth herein with respect to any time-vesting LTI Award of the Company, any such award agreement shall control.”

2.                                      Release Agreement. This Amendment shall become effective upon the Employee’s timely execution and non-revocation of the general release of claims attached hereto as Exhibit A (the “Release”). If the Employee fails to timely execute the Release, or timely revokes the Release, this Amendment shall be null and void.

3.                                      Consulting Agreement. Following the Employment Separation Date, the Company and the Employee agree to enter into, and the Employee agrees to provide transition and advisory services to the Company as reasonably requested by the Company’s President and Chief Executive Officer, Chief Human Resources Officer, and/or the Board of Directors pursuant to, the Consulting Agreement attached hereto as Exhibit B, which the parties hereto agree will be executed on the Employment Separation Date.

4.                                      Miscellaneous.

(a)                                 Governing Law. This Amendment shall be governed and construed in accordance with the laws of Illinois without giving effect to its conflicts of law provisions.

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(b)                                 Severability. If any provision of this Amendment is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Amendment, which shall be fully severable, and given full force and effect.

(c)                                  Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.  A signature hereon sent by facsimile or other electronic means shall be as effective as an original signature.

(d)                                 References to Employment Agreement. All references in any document or agreement to the Employment Agreement shall refer to the Employment Agreement, as amended hereby.

(e)                                  Supersession. To the extent, if any, that a provision of this Amendment conflicts with or differs from any provision of the Employment Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

(f)                                   Full Force and Effect. Except as otherwise specifically amended by this Amendment, the Employment Agreement (including, without limitation, the Employee’s obligations pursuant to Sections 3, 4 and 5 thereof, and other surviving provisions) shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the day and year first set forth above.

“COMPANY”

CPI Card Group-Colorado, Inc.

By:	/s/ Steven Montross

Name:	Steven Montross

Title:	President and Chief Executive Officer

“EMPLOYEE”

/s/ David Brush
David Brush

[Signature Page to Amendment]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

In consideration of the benefits to be provided to David Brush (the “Employee”) under the terms of the First Amendment, dated December 8, 2016, to the Employment and Non-Competition Agreement, effective June 22, 2015, by and between CPI Acquisition, Inc. and the Employee (the “Employment Agreement”), with respect to which this general release of claims (this “Agreement”) forms part, the Employee agrees as follows:

(a)                                 General Release by the Employee. The Employee individually and on behalf of his heirs, personal representatives, successors and assigns, hereby forever releases, waives and discharges CPI Card Group-Colorado, Inc. (the “Company”) and any parent, subsidiary or otherwise affiliated corporation, partnership, firm or business, and their respective present and former directors, officers, shareholders, owners, managers, supervisors, employees, partners, attorneys, agents and representatives, and their respective successors, heirs and assigns (jointly and severally referred to as “Releasees”), from any and all actions, causes of action, claims, charges, demands, losses, damages, costs, attorneys’ fees, judgments, liens, indebtedness and liabilities of every kind and character, if any, whether known or unknown, suspected or unsuspected, that the Employee may have or claim to have, in any way relating to and/or arising out of any event or act of omission or commission occurring prior to the Employee’s execution of this Agreement, or in any way relating to or arising out of the Employee’s employment with the Company and/or the Company’s conduct pursuant to this Agreement and/or any tort, statutory or contract claims the Employee may have against any of the Releasees, arising or existing prior to the date of this Agreement (collectively, “Claims”), including but not limited to:

(i)                                     Claims arising under federal, state, or local laws prohibiting age, sex, sexual orientation, marital status, race, color, creed, disability, handicap, religion, national origin, or any other form of discrimination lawful off-duty conduct, or retaliation, including, but not limited to, the 1866 Civil Rights Act, 42 U.S.C. § 1981, the Equal Pay Act, 29 U.S.C. § 206(d), the Americans With Disabilities Act, 42 U.S.C.  § 12101, and Title VII of the 1964 Civil Rights Act, as amended, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”), including as amended by the Older Workers Benefit Protection Act of 1990, as amended (“OWPBA”), the Colorado Anti-Discrimination Act, as amended;

(ii)                                  Claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201  et seq.;

(iii)                               Claims arising under the Family and Medical Leave Act, as amended;

(iv)                              Claims arising under the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.;

(v)                                 Any and all common law claims such as wrongful discharge, violation of public policy, defamation, negligence, infliction of emotional distress, any intentional torts, outrageous conduct, interference with or breach of contract, fraud, misrepresentation, invasion of privacy, and retaliation, including retaliation and other common law claims;

(vi)                              Any and all claims for the following; money damages, including actual, compensatory, liquidated or punitive damages, equitable relief such as reinstatement or injunctive relief, front or back pay, wages, benefits, sick pay, vacation pay, liquidated damages, costs, interest, expenses, attorneys’ fees, or any other remedies; and

(vii)                           All other legal and equitable claims regarding the Employee’s employment with the Company or the termination of said employment.

By signing this Agreement, the Employee represents that he has not filed any complaint, charge, or lawsuit against any or all of the Releasees, and has not raised any Claims with a court or government agency.  The Employee agrees that the Employee is not entitled to any remedy or relief if the Employee were to pursue with or before any federal, state or other governmental authority or court any Claim against any of the Releasees, relating to any of the matters released hereby.  If the release with respect to any of the foregoing released claims is deemed to be invalid, unenforceable or illegal, then the court making such determination shall reduce the effect of the release to be the minimum extent necessary in order to preserve the enforceability of the remainder of the release.

Nothing in this Agreement shall be construed to (A) limit the Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”); (B) limit the Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; (C) release claims challenging the validity of this Agreement under the ADEA, as amended by the OWBPA; (D) release the Releasees or any of them from any Claim that by law cannot be waived or released; (E) release the Company from its obligations under this Agreement; or (F) release any existing rights that the Employee may have, if any, to indemnification pursuant to the Company’s by-laws and/or any directors’ and officers’ insurance policy of the Company, with respect to any charge, complaint or lawsuit relating to and arising during the Employee’s employment with the Company, including, without limitation, those certain shareholder class action lawsuits that were filed prior to the date hereof in the U.S. District Court for the Southern District of New York, as disclosed in the Company’s public filings. The Employee expressly waives and agrees to waive any right to recover monetary damages for personal injuries in any charge, complaint or lawsuit filed by the Employee or anyone else on behalf of the Employee for any released Claims. This Agreement does not limit the Employee’s right to receive an award for information provided to any Government Agencies.

The Company agrees not to contest any unemployment benefits to which the Employee may be entitled.

(b)                                 Release and Waiver of Rights under ADEA. The Employee recognizes and agrees that under the terms and provisions of this Agreement, he is releasing and waiving rights he may have to pursue any claims against the Company and/or Releasees arising under the ADEA.  In connection with his waiver of those rights, the Employee specifically acknowledges the following:

(i)                                     The Employee has been given a period of twenty-one (21) days to review and consider this Agreement before signing it.  The Employee further understands that he may use as much of the twenty-one (21) day period as he wishes prior to signing and is free to sign the Agreement before the expiration of the twenty-one (21) day period.  The Employee also understands that if he does not execute the Agreement within the twenty-one (21) day period, none of the parties hereto shall have any rights or obligations under this Agreement;

(ii)                                  The Employee was advised in writing that he has the right to and may consult with an attorney before executing this Agreement. The Employee has had the opportunity to consult with his attorneys about the Agreement and he has exercised his right to do so;

(iii)                               The Employee understands that he must knowingly and voluntarily accept the terms of this Agreement before signing the Agreement;

(iv)                              The Employee has seven (7) days following execution of this Agreement to revoke the Agreement.  The Agreement will not become effective or enforceable until the expiration of the seven (7) day revocation period.  To revoke the Agreement, the Employee must advise the Company in writing of his election to do so before the expiration of the seven (7) day revocation period and by addressing his notice of revocation to: Lisa Jacoba, CPI Card Group-Colorado, Inc., 10026 W. San Juan Way — Suite 200, Littleton, CO 80127. The effective date of this Agreement shall be the eighth (8th) day after the Employee has executed the Agreement, provided that he has not revoked the Agreement as described in this paragraph;

(v)                                 The Employee is specifically releasing, among other potential causes of action, any claims he may have against the Company arising under the ADEA and all amendments thereto;

(vi)                              The Employee is not waiving or relinquishing any rights or claims he may have against the Company that arise after the date this Agreement is executed;

(vii)                           The consideration given for this waiver and release is in addition to anything of value to which the Employee is already entitled; and

(viii)                        This Agreement is intended by the parties hereto to comply with the terms and provisions of the OWBPA and all amendments thereto.

(c)                                  Authority to Release. The Employee hereby warrants that he has not assigned or transferred to any person any portion of any Claim that is released, waived and discharged in Sections (a) or (b) above.

(d)                                 Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

(e)                                  Governing Law. This Agreement shall be governed and construed in accordance with the laws of Illinois without giving effect to its conflicts of law provisions.

(f)                                   Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.  A signature hereon sent by facsimile or other electronic means shall be as effective as an original signature.

[Signature Page Follows]

PLEASE READ CAREFULLY. THIS
AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

“COMPANY”

CPI Card Group-Colorado, Inc.

By:	/s/ Steven Montross

Name:	Steven Montross

Title:	President and Chief Executive Officer

“EMPLOYEE”

By:	/s/ David Brush
Name:	David Brush

Date:	December 8, 2016

EXHIBIT B

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of January 1, 2017 (the “Effective Date”), by and between David Brush (the “Service Provider”) and CPI Card Group-Colorado, Inc. (the “Company”).

RECITALS

WHEREAS, the Service Provider has been employed by the Company as Chief Financial Officer pursuant to that certain Employment and Non-Competition Agreement, dated June 22, 2015, as amended December 8, 2016, by and between CPI Acquisition, Inc. and the Service Provider (the “Employment Agreement”);

WHEREAS, the Service Provider’s employment has terminated as of December 31, 2016 (the “Employment Separation Date”); and

WHEREAS, the Service Provider and the Company desire to have the Service Provider provide certain transition and consulting services to the Company as a consultant following the Employment Separation Date, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Company and the Service Provider agree as follows:

AGREEMENT

1.                                      Consulting Period. The term of the consulting engagement pursuant to this Agreement shall begin on January 1, 2017 and shall end on June 30, 2017, unless earlier terminated pursuant to Section 6 of this Agreement (the “Consulting Period”).

2.                                      Consulting and Transition Services.

(a)                                 During the Consulting Period, the Service Provider agrees to provide transition, consulting and other related services to the Company, as may be requested from time to time by, and at the direction of, the Company’s Chief Executive Officer (the “CEO”), Chief Human Resources Officer and/or the Board of Directors (the “Board”), including, but not limited to, cooperating with the Company on ongoing matters (collectively, the “Consulting and Transition Services”). As part of the Consulting and Transition Services, the Service Provider further agrees to assist the Company in providing an effective transition of the Service Provider’s executive responsibilities. The Service Provider shall diligently and competently perform the Consulting and Transition Services requested hereunder and use reasonable efforts in connection with the performance of such Consulting and Transition Services.

(b)                                 The Service Provider agrees to make himself reasonably available during the Consulting Period as requested with reasonable advance notice (subject to the Service Provider’s unavailability due to customary vacations, etc., taken during the Consulting Period) by the CEO, Chief Human Resources Officer and/or the Board and to develop a mutually acceptable work schedule during the Consulting Period. During the Consulting Period, the Service Provider is expected to provide the Consulting and Transition Services for no more than three (3) business days per month, and the Company will compensate the Service Provider at a rate of $200 per hour for any additional time spent beyond three (3)

business days per month performing any Consulting and Transition Services requested by the Company that the Service Provider agrees to perform.

3.                                      Compensation.

(a)                                 Consulting Fee. As compensation for the Consulting and Transition Services, the Company will pay the Service Provider during the Consulting Period a monthly fee of $5,000, payable in one installment per month without interest (the “Consulting Fee”). The Consulting Fee, together with any documented additional hourly amounts due under Section 2(b), will be payable to the Service Provider on the first (1st) business day of each month during the Consulting Period.

(b)                                 Treatment of Existing Equity Awards. For the avoidance of doubt, the provision of the Consulting and Transition Services by the Service Provider during the Consulting Period will constitute “Service” for purposes of the Service Provider’s time-vesting equity or long-term incentive awards granted under the Company’s Omnibus Incentive Plan (collectively, the “LTI Awards”) that remain outstanding as of the Effective Date (as “Service” is defined in the award agreements governing such LTI Awards). The Service Provider’s LTI Award consisting of 23,388 restricted stock units (the “RSUs”) is scheduled to vest on March 2, 2017 and shall vest on such date, provided that the Service Provider continues to provide the Consulting and Transition Services through such date. In addition, notwithstanding anything in the award agreement relating thereto or in the Employment Agreement to the contrary, the Service Provider’s restricted shares of common stock of CPI Holdings I, Inc. (the “Restricted Shares”) shall remain outstanding and shall continue to vest through the end of the Consulting Period, provided that the Service Provider continues to provide the Consulting and Transition Services. Any Restricted Shares that are unvested as of the end of the Consulting Period shall be forfeited.

(c)                                  COBRA. To the extent that the Service Provider is participating in the Company’s group health insurance program immediately prior to the Employment Separation Date, and provided that the Service Provider timely elects and remains eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company will pay to the Service Provider a cash amount per month, equal to the sum of (i) the portion of the premiums for such coverage that the Company was paying on behalf of the Service Provider immediately prior to the Employment Separation Date and (ii) the income taxes related thereto, through the earlier of (A) the termination of the Consulting Period or (B) the date on which the Service Provider begins receiving coverage under another group health plan. Such payment shall be fully taxable to the Service Provider and will be treated consistently with other cash payments under this Agreement. Notwithstanding the foregoing, this Section 3(c) shall cease to apply as of the effective date of any regulation or other guidance under which payment of such amount would be deemed to violate any nondiscrimination requirements under the Patient Protection and Affordable Care Act.

(d)                                 Expense Reimbursement. The Company will reimburse the Service Provider for reasonable and necessary business expenses incurred in the course of performing the Consulting and Transition Services hereunder in accordance with the Company’s travel policy and business expense policies and procedures as in effect from time to time. The Company will also reimburse the Service Provider for the cost of early termination of the Service Provider’s apartment lease agreement.

4.                                      Administrative Support. The Company agrees to provide the Service Provider with appropriate office space and administrative support at the Company’s headquarters while he is performing the Consulting and Transition Services for the Company. During the Consulting Period, the Company agrees to provide the Service Provider with reasonable technical support and the Company’s help desk will be available to provide technical assistance to the Service Provider as reasonably requested.

5.                                      Relationship; Indemnification. It is the intent of the parties to this Agreement, and the Company has determined, that during the Consulting Period, the Service Provider shall be an independent contractor and not an employee of the Company, and nothing in this Agreement shall be construed to create an employment relationship between the Service Provider and the Company following the Employment Separation Date. As an independent contractor, the Service Provider shall not participate in any employee benefit plan or program or be subject to any employment rules, regulations or policies of the Company.  No amount will be deducted or withheld from the Company’s payments to the Service Provider under this Agreement for federal, state or local taxes and no FICA taxes will be payable by the Company on behalf of the Service Provider. The Service Provider will be solely responsible for making appropriate filings and payments to the appropriate governmental taxing authorities, including payments of all income taxes and self-employment taxes due on compensation received hereunder. The Service Provider is entitled to indemnification pursuant to Section 7.1 of the Company’s by-laws with respect to the Consulting and Transition Services performed under this Agreement.

6.                                      Termination of Consulting Period. Notwithstanding anything in this Agreement to the contrary, the Company or the Service Provider may terminate the Consulting Period for any reason and at any time.

(a)                                 In the event of an early termination of the Consulting Period by the Company for Cause (as defined in Section 6.1(c) of the Employment Agreement) or by the Service Provider for any reason, the Company’s obligation to pay any future installments of the Consulting Fee shall cease immediately as of the date of such termination of the Consulting Period and the Service Provider will immediately cease vesting in the equity awards described in Section 3(b) above.

(b)                                 In the event of an early termination of the Consulting Period by the Company without Cause, the Company will continue to pay the Service Provider the applicable remaining installments of the Consulting Fee through June 30, 2017, and the Service Provider will continue to vest as scheduled in the RSUs, the Restricted Shares and any other LTI Awards through June 30, 2017.

(c)                                  Following the termination of the Consulting Period for any reason, the Service Provider shall not remove from any premises at which the business of the Company is conducted any property of the Company, including, without limitation, any Confidential Information (as such term is defined in Section 1.5 of the Employment Agreement), and shall return, in good condition, all the property of the Company, including, without limitation, all tangible embodiments of the Confidential Information.

7.                                      Release of Claims. Notwithstanding anything herein to the contrary, the Company’s agreement to engage the Service Provider as a consultant hereunder following the Employment Separation Date is contingent upon the Service Provider’s timely execution and non-revocation of this Agreement, including the general release of claims set forth in this Section 7.

(a)                                 General Release by the Service Provider. The Service Provider individually and on behalf of his heirs, personal representatives, successors and assigns, hereby forever releases, waives and discharges the Company and any parent, subsidiary or otherwise affiliated corporation, partnership, firm or business, and their respective present and former directors, officers, shareholders, owners, managers, supervisors, employees, partners, attorneys, agents and representatives, and their respective successors, heirs and assigns (jointly and severally referred to as “Releasees”), from any and all actions, causes of action, claims, charges, demands, losses, damages, costs, attorneys’ fees, judgments, liens, indebtedness and liabilities of every kind and character, if any, whether known or unknown, suspected or unsuspected, that the Service Provider may have or claim to have, in any way relating to and/or arising out of any event or act of omission or commission occurring prior to the Service Provider’s execution of this Agreement, or in any way relating to or arising out of the Service Provider’s employment with the Company and/or the

Company’s conduct pursuant to this Agreement and/or any tort, statutory or contract claims the Service Provider may have against any of the Releasees, arising or existing prior to the date of this Agreement (collectively, “Claims”), including but not limited to:

(i)                                     Claims arising under federal, state, or local laws prohibiting age, sex, sexual orientation, marital status, race, color, creed, disability, handicap, religion, national origin, or any other form of discrimination lawful off-duty conduct, or retaliation, including, but not limited to, the 1866 Civil Rights Act, 42 U.S.C. § 1981, the Equal Pay Act, 29 U.S.C. § 206(d), the Americans With Disabilities Act, 42 U.S.C.  § 12101, and Title VII of the 1964 Civil Rights Act, as amended, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”), including as amended by the Older Workers Benefit Protection Act of 1990, as amended (“OWPBA”), the Colorado Anti-Discrimination Act, as amended;

(ii)                                  Claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201  et seq.;

(iii)                               Claims arising under the Family and Medical Leave Act, as amended;

(iv)                              Claims arising under the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.;

(v)                                 Any and all common law claims such as wrongful discharge, violation of public policy, defamation, negligence, infliction of emotional distress, any intentional torts, outrageous conduct, interference with or breach of contract, fraud, misrepresentation, invasion of privacy, and retaliation, including retaliation and other common law claims;

(vi)                              Any and all claims for the following; money damages, including actual, compensatory, liquidated or punitive damages, equitable relief such as reinstatement or injunctive relief, front or back pay, wages, benefits, sick pay, vacation pay, liquidated damages, costs, interest, expenses, attorneys’ fees, or any other remedies; and

(vii)                           All other legal and equitable claims regarding the Service Provider’s employment with the Company or the termination of said employment.

By signing this Agreement, the Service Provider represents that he has not filed any complaint, charge, or lawsuit against any or all of the Releasees, and has not raised any Claims with a court or government agency.  The Service Provider agrees that the Service Provider is not entitled to any remedy or relief if the Service Provider were to pursue with or before any federal, state or other governmental authority or court any Claim against any of the Releasees, relating to any of the matters released hereby.  If the release with respect to any of the foregoing released claims is deemed to be invalid, unenforceable or illegal, then the court making such determination shall reduce the effect of the release to be the minimum extent necessary in order to preserve the enforceability of the remainder of the release.

Nothing in this Agreement shall be construed to (A) limit the Service Provider’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”); (B) limit the Service Provider’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; (C) release claims challenging the validity of this Agreement under the ADEA, as amended by the OWBPA; (D) release the Releasees or any of them from any Claim that by law cannot be waived or released; (E) release the Company from its obligations under this Agreement; or (F) release any existing rights that the Service Provider may have, if any, to indemnification pursuant to the Company’s by-laws and/or any directors’ and officers’ insurance policy of the Company, with respect to any charge, complaint or lawsuit relating to and arising during the Service Provider’s employment with the Company, including, without limitation, those certain shareholder class action lawsuits that were filed prior to the date hereof in the U.S. District Court for the Southern District of New York, as disclosed in the Company’s public filings. The Service Provider expressly waives and agrees to waive any right to recover monetary damages for personal injuries in any charge, complaint or lawsuit filed by the Service Provider or anyone else on behalf of the Service Provider for any released Claims. This Agreement does not limit the Service Provider’s right to receive an award for information provided to any Government Agencies.

The Company agrees not to contest any unemployment benefits to which the Service Provider may be entitled.

(b)                                 Release and Waiver of Rights under ADEA. The Service Provider recognizes and agrees that under the terms and provisions of this Agreement, he is releasing and waiving rights he may have to pursue any claims against the Company and/or Releasees arising under the ADEA.  In connection with his waiver of those rights, the Service Provider specifically acknowledges the following:

(i)                                     The Service Provider has been given a period of twenty-one (21) days to review and consider this Agreement before signing it.  The Service Provider further understands that he may use as much of the twenty-one (21) day period as he wishes prior to signing and is free to sign the Agreement before the expiration of the twenty-one (21) day period.  The Service Provider also understands that if he does not execute the Agreement within the twenty-one (21) day period, none of the parties hereto shall have any rights or obligations under this Agreement;

(ii)                                  The Service Provider was advised in writing that he has the right to and may consult with an attorney before executing this Agreement. The Service Provider has had the opportunity to consult with his attorneys about the Agreement and he has exercised his right to do so;

(iii)                               The Service Provider understands that he must knowingly and voluntarily accept the terms of this Agreement before signing the Agreement;

(iv)                              The Service Provider has seven (7) days following execution of this Agreement to revoke the Agreement.  The Agreement will not become effective or enforceable until the expiration of the seven (7) day revocation period.  To revoke the Agreement, the Service Provider must advise the Company in writing of his election to do so before the expiration of the seven (7) day revocation period and by addressing his notice of revocation to: Lisa Jacoba, CPI Card Group-Colorado, Inc., 10026 W. San Juan Way — Suite 200, Littleton, CO 80127.  The effective date of this Agreement shall be the eighth (8th) day after the Service Provider has executed the Agreement, provided that he has not revoked the Agreement as described in this paragraph;

(v)                                 The Service Provider is specifically releasing, among other potential causes of action, any claims he may have against the Company arising under the ADEA and all amendments thereto;

(vi)                              The Service Provider is not waiving or relinquishing any rights or claims he may have against the Company that arise after the date this Agreement is executed;

(vii)                           The consideration given for this waiver and release is in addition to anything of value to which the Service Provider is already entitled; and

(viii)                        This Agreement is intended by the parties hereto to comply with the terms and provisions of the OWBPA and all amendments thereto.

(c)                                  Authority to Release. The Service Provider hereby warrants that he has not assigned or transferred to any person any portion of any Claim that is released, waived and discharged in Sections 7(a) or 7(b) above.

8.                                      Future Cooperation.  In connection with any and all claims, disputes, negotiations, investigation, lawsuits or administrative proceedings involving the Company, the Service Provider agrees to make himself available, upon reasonable advance notice from the Company, and without the necessity of subpoena, to provide information or documents, provide declarations or statements to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters. The Company will reimburse the Service Provider for all reasonable expenses incurred in providing such assistance and will pay to the Service Provider a fee of $200 per hour for providing the cooperation described in this Section 8. Any amounts payable pursuant to this Section 8 shall be paid promptly upon the Company’s receipt of a written request from the Service Provider, but in all cases, such amounts shall be paid no later than March 15 of the year following the year in which the expense is incurred. Notwithstanding anything in this agreement to the contrary, the Service Provider and the Company agree that the obligations imposed upon him under this Section 8 shall survive the termination of the Consulting Period.

9.                                      Non-Disparagement. The Service Provider agrees not to engage in any form of conduct, or make any statements or representations that disparage or otherwise impair the reputation, goodwill or commercial interests of the Company and its affiliates.

10.                               Confidentiality of Agreement. The Service Provider agrees to keep this Agreement confidential and will not communicate the terms of this Agreement, the facts or circumstances giving rise to this Agreement, or the fact that such Agreement exists, to any third party except, as necessary, his immediate family, accountants, legal or financial advisors or otherwise appropriate or necessary as required by law or court order.

11.                               Miscellaneous.

(a)                                 Amendment. This Agreement may be amended only by a writing executed by the parties to this Agreement.

(b)                                 Entire Agreement. This Agreement and the applicable LTI Award agreements set forth the entire agreement and understanding of the parties hereto and supersede any and all other agreements, either oral or in writing, between the Company, any of its shareholders, members, and/or principals and the Service Provider related to the subject matter addressed herein, including, but not limited to, the Employment Agreement; provided, that Sections 3, 4, and 5 of the Employment Agreement, and any definitions associated therewith, shall remain in full force and effect following the Effective Date.

(c)                                  Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one (1) business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to the Company:	CPI Card Group-Colorado, Inc.
10026 W. San Juan Way — Suite 200
Littleton, CO 80127
Fax: (303) 973-8420
Attention: Lisa Jacoba

With copies to:	Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Fax: (312) 558-5700
Attention: Andrew McDonough

If to the Service Provider:	David Brush
777 Washington Road
Lake Forest, IL 60045

(d)                                 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Illinois without giving effect to its conflicts of law provisions.

(e)                                  Section 409A. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered, construed and interpreted in accordance with, Code Section 409A and the interpretive guidance thereunder.

(f)                                   Compliance with Law. This Agreement and the payments contemplated hereunder are subject to compliance with all applicable laws, regulations, rulings and other legal requirements including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as applicable.

(g)                                  Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

(h)                                 Waivers. The failure of either party to insist upon strict compliance by the other party with any of the covenants or restrictions contained in this Agreement shall not be construed as a waiver, nor shall any course of action deprive either party of the right to require strict compliance with this Agreement.

(i)                                     Headings. Section, paragraph and other captions or headings contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or otherwise describe the scope or intent of this Agreement or any provision hereof and shall not affect in any way the meaning or interpretation of this Agreement.

(j)                                    Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.  A signature hereon sent by facsimile or other electronic means shall be as effective as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement on the date first set forth above in Littleton, Colorado. The Service Provider acknowledges that he has received a signed original copy of this Agreement.

CAUTION: PLEASE READ CAREFULLY.
THIS AGREEMENT INCLUDES A RELEASE OF
ALL KNOWN AND UNKNOWN CLAIMS.

“COMPANY”

CPI Card Group-Colorado, Inc.

By:	/s/ Steven Montross

Name:	Steven Montross

Title:	President and Chief Executive Officer

“SERVICE PROVIDER”

/s/ David Brush
David Brush